Exhibit 10.11

HANCOCK HOLDING COMPANY

NONQUALIFIED DEFERRED COMPENSATION PLAN

Amendment

(Tax Withholding)

Whereas, Hancock Holding Company (the “Company”) maintains the Nonqualified Deferred Compensation Plan, which plan was most recently amended and restated effective as of January 1, 2008 (the “Plan”);

Whereas, the Board of Directors of the Company now desires to amend the Plan to provide for an exemption under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, with respect to certain withholding transactions related to shares of the Company’s $3.33 par value common stock paid or distributed from the Plan;

Now, Therefore, the Plan shall be amended as follows, such amendment to be effective as set forth herein:

Tax Withholding:

Effective with respect to distributions or payments made from the Plan as of October 1, 2009, or thereafter, section 15.1(c) of the Plan shall be amended and restated to read in its entirety as follows:

“c.	Distributions. The Employer shall withhold from any payment made to a Participant hereunder, as a condition thereof, the amount of any federal, state and local income, employment or other tax required by law to be withheld. To the extent a Participant may direct, he or she may satisfy this obligation, in whole or in part, by directing the Employer to withhold from any payment or distribution hereunder shares of Common Stock having a Fair Market Value equal to the amount required to be withheld, provided that (i) such amount shall be determined for Federal income tax purposes at a rate not in excess of the aggregate rates applicable to supplemental wage payments and employment taxes, to the extent withholding is required with respect thereto, (ii) such withholding shall not exceed the amount of such tax, determined at the rates provided herein, attributable to Common Stock paid or distributed hereunder, and (iii) Fair Market Value shall be determined as of the date on which such shares are otherwise subject to payment or distribution hereunder.”

This Amendment was approved by the Board of Directors on September 10, 2009, to be effective as set forth above, and was executed by an authorized officer of the Company on this 10th day of September, 2009.

Hancock Holding Company

By:
Its: